Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219751, No. 333-219752, No. 333-206471, No. 333-190344, No. 333-183389, No. 333-166958, No. 333-159381, No. 333-118814, No. 333-71336, No. 333-258376 and No. 333-258377) of ON Semiconductor Corporation of our report dated February 14, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
February 14, 2022